Page 20 of 29 Pages

                                                                    EXHIBIT 99.6

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of this 20th day of February, 2007, by and among Ramius Halifax Partners, L.P., Ramius Capital Group, L.L.C., Ramius Securities, L.L.C. and Starboard Value & Opportunity Fund, LLC (collectively, the "Sellers"), and Barington Capital Group, L.P. and Barington Companies Offshore Fund, Ltd. (collectively, the "Purchasers").

                                 R E C I T A L S

      WHEREAS, the Sellers are significant stockholders of Dynabazaar, Inc., a publicly-traded Delaware corporation (the "Company");

      WHEREAS, the Purchasers, or certain affiliates of the Purchasers, (a) are significant stockholders of the Company, (b) provide certain administrative and financial advisory services to the Company and (c) certain officers of Purchasers and/or its affiliates are officers and/or members of the Board of Directors of the Company;

      WHEREAS, the Sellers are the beneficial owner of an aggregate of 1,507,030 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), as further described on Schedule A hereto;

      WHEREAS, the Sellers desires to sell to the Purchasers, and the Purchasers desire to purchase from the Sellers, the Shares in accordance with the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, this Agreement and the transactions set forth herein have been unanimously approved by the Board of Directors of the Company, including each director of the Company that has no interest in the transactions.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                                    ARTICLE I
                           SALE AND PURCHASE OF SHARES

      1.1 Sale of the Shares. Subject to the terms and conditions hereof, the Sellers hereby sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers hereby purchase and accept the assignment, transfer, conveyance and delivery from the Sellers of, all right, title and interest of Sellers in and to the Shares, as set forth on Schedule B hereto.

      1.2 Consideration for Shares. In consideration of the sale, assignment, transfer, conveyance and delivery of the Shares pursuant to Section 1.1 hereof, the Purchasers hereby agree to pay to the Sellers a purchase price (the "Purchase Price") equal to $0.32 per Share, or an aggregate of $482,249.60.

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                                                             Page 21 of 29 Pages

      1.3 Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing"), which shall be held at the offices of the Company located at 888 Seventh Avenue, 17th Floor, New York, New York, at 9:00 a.m. on the date the conditions to Closing set forth in Article II hereof are satisfied. The date on which the Closing occurs is referred to herein as the "Closing Date." Upon mutual agreement of the parties hereto, the Shares may be transferred from Sellers to Purchasers in more than one Closing.

      1.4 Closing Transactions. (a) Sellers' Delivery Obligations. The Sellers shall (i) deliver to the Purchasers certificates evidencing the Shares, each duly endorsed in blank or accompanied by a stock power duly endorsed in blank, in form reasonably satisfactory to the Purchasers and with all required stock transfer tax stamps affixed; provided that, to the extent that the Sellers do not maintain physical possession of the Shares, the Sellers may effect delivery thereof through customary book-entry transfers through one or more brokers; and
(ii) execute and deliver or cause to be executed and delivered such other documents or agreements and take such other action as may be reasonably necessary or appropriate to consummate the transfer of the Shares to the Purchasers.

      (b) The Purchasers' Delivery Obligations. The Purchasers shall deliver to the Sellers the Purchase Price (or portion thereof in the event the Shares are to be transferred in more than one Closing) by wire transfer of immediately available funds to such account as is designated by the Sellers to the Purchasers on the Closing Date.

                                   ARTICLE II
                              CONDITIONS TO CLOSING

      2.1 Conditions to Obligations of the Purchasers. The obligations of the Purchasers under this Agreement, including, without limitation, to pay the Purchase Price to the Sellers, are subject to the conditions that (a) the Sellers' representations and warranties in this Agreement shall have been true and correct on the date hereof and on the Closing Date, (b) the Sellers shall have complied in all material respects with all covenants required by this Agreement to be complied with by them on or before the Closing Date and (c) the Purchasers shall have received (i) this Agreement duly executed on behalf of the Sellers and (ii) the Shares.

      2.2 Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement, including, without limitation, to sell, assign, transfer, convey and deliver the Shares to the Purchasers, are subject to the conditions that (a) the Purchasers' representations and warranties in this Agreement shall have been true and correct on the date hereof and on the Closing Date, (b) the Purchasers shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Closing Date and (c) the Sellers shall have received (i) this Agreement duly executed on behalf of the Purchasers and (ii) payment of the Purchase Price (or portion thereof in the event the Shares are to be transferred in more than one Closing) from the Purchasers.

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                                                             Page 22 of 29 Pages

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      The Sellers hereby represent and warrant to the Purchasers as of the date of this Agreement and the Closing Date as follows:

      3.1 Due Authorization and Validity. Each Seller entity party hereto has all requisite power and authority to enter into this Agreement, to perform such Seller's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller entity party hereto and, subject to the due execution and delivery by the Purchasers, this Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

      3.2 Ownership. Each Seller entity has good and marketable title to the Shares shown as owned by such Seller entity on Schedule A hereto. Upon the consummation of the transactions contemplated by this Agreement, the Purchasers will acquire good, valid and marketable title to the Shares, free and clear of all security interests, liens, claims, charges, options or other encumbrance or restriction of any kind (collectively, a "Lien"), other than Liens on securities held in margin accounts to be terminated on or prior to the Closing Date and any Liens that may be created by the Purchasers. No Seller has appointed or granted any proxy with respect to the Shares, which appointment or grant shall still be effective at the closing of the transactions contemplated by this Agreement.

      3.3 Government and Other Consents. No consent, declaration, filing, approval, authorization or order of, notice to, or registration with, any court or federal, state, provincial, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality or arbitration tribunal, wherever located (a "Governmental Authority"), or any third party is required in connection with the execution and delivery by the Sellers of this Agreement or the consummation of any transactions contemplated hereby, except for (a) such filings with the Securities and Exchange Commission (the "SEC") as are required to disclose the sale of the Shares by the Sellers and to amend or supplement any of the Sellers' existing filings with the SEC on Form 4, Schedule 13D or Schedule 13G, as the case may be, and (b) such consents, declarations, filings, approvals, authorizations, orders, notices or registrations the absence of which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated by this Agreement.

      3.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Sellers or on the Sellers' behalf.

      3.5 Information and Experience. By reason of the Sellers' business or financial experience, the Sellers are capable of evaluating the merits and risks of the sale of the Shares and have the ability to protect their own interests in this transaction. The Sellers are sophisticated sellers with respect to the sale of securities such as the Shares and have independently and without reliance upon the Purchasers, and based upon such information as the Sellers deem appropriate, made their own analysis and decision to sell the Shares to the Purchasers.

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                                                             Page 23 of 29 Pages

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      The Purchasers hereby represents and warrants to the Sellers as of the date of this Agreement and the Closing Date as follows:

      4.1 Due Authorization and Validity. Each Purchaser has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Purchaser and, subject to the due execution and delivery by the Sellers, this Agreement constitutes the legal, valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms.

      4.3 Government and Other Consents. No consent, declaration, filing, approval, authorization or order of, notice to, or registration with, any Governmental Authority or any third party is required in connection with the execution and delivery by the Purchasers of this Agreement or the consummation of any transactions contemplated hereby, except for (a) such filings with the SEC as are required to disclose the purchase of the Shares by the Purchasers and to amend or supplement any of the Purchasers' existing filings with the SEC on Form 4, Schedule 13D or Schedule 13G, as the case may be, (b) such consents, declarations, filings, approvals, authorizations, orders, notices or registrations the absence of which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated by this Agreement.

      4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Purchasers or on the Purchasers' behalf.

      4.5 Information and Experience. By reason of the Purchasers' business or financial experience, the Purchasers are capable of evaluating the merits and risks of the purchase of the Shares and have the ability to protect their own interests in this transaction. The Purchasers are sophisticated buyers with respect to the purchase of securities such as the Shares and have independently and without reliance upon the Sellers, and based upon such information as the Purchasers deem appropriate, made their own analysis and decision to purchase the Shares from the Sellers.

                                    ARTICLE V
                 CERTAIN COVENANTS OF THE PURCHASERS AND SELLERS

      5.1 Excluded Information. Each party hereto acknowledges and agrees that
(a) it has been informed that the other party hereto or its agents may currently possess, and later may come into possession of, material non-public information not known to the Sellers or the Purchasers, as applicable, and that may be material to a decision by the Sellers to sell the Shares or by the Purchasers to purchase the Shares, and such party has determined to sell the Shares or purchase the Shares, as applicable, notwithstanding its lack of knowledge of such information;

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                                                             Page 24 of 29 Pages

(b) agree that the Purchasers and the Sellers, as applicable, shall not have any liability whatsoever to the other party hereto with respect to the nondisclosure of such information in connection with the sale of the Shares by the Sellers or the purchase of the Shares by the Purchasers; and (c) irrevocably waives and releases all claims which it might otherwise have with respect to the nondisclosure of such information in connection with the sale of the Shares by the Sellers and the purchase of the Shares by the Purchasers, whether before or after the date hereof.

      5.2 Reasonable Efforts. Each party hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable, consistent with applicable laws, to consummate and make effective the transactions contemplated by this Agreement. In addition, from time to time after the date hereof, each of the parties hereto agrees to execute and deliver, or cause to be executed and delivered, such documents as the other party or parties may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement.

                                   ARTICLE VI
                               GENERAL PROVISIONS

      6.1 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Sellers, on the one hand, and the Purchasers, on the other hand, shall each be responsible for the fees, expenses and disbursements of their respective agents, representatives, accountants and counsel incurred in connection with the negotiation of this Agreement and the transactions contemplated in connection herewith, it being specifically agreed that neither the Purchasers nor the Sellers shall charge to the other party the expenses of such party in connection with negotiation of this Agreement and the transactions contemplated herein.

      6.2 Construction; Entire Agreement; Amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of New York irrespective of its conflicts of law principles. This Agreement, together with schedules attached hereto, and all other documents and instruments executed and delivered in connection herewith, contains the entire agreement between the Sellers and the Purchasers with respect to the transactions contemplated hereby and supersedes all prior arrangements and understandings among them with respect thereto. This Agreement may not be amended, modified or changed except by an instrument in writing signed by the Sellers and the Purchasers.

      6.3 Notices. (a) All notices, requests, demands, and other communications required to or permitted to be given under this Agreement shall be in writing and shall be delivered personally or by overnight courier (with confirmation of receipt) or by certified or registered mail (postage prepaid and return receipt requested). Any such notice shall be deemed given when so delivered personally or if mailed or sent by overnight courier, three days after the date of deposit in the United States mail or one day after pickup by overnight courier, if addressed as follows:


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                                                             Page 25 of 29 Pages

         if to the Sellers, to:

                           Ramius Capital Group, L.L.C.
                           666 Third Avenue, 26th Floor
                           New York, New York 10017
                           Attn:  General Counsel
                           Telephone: (212) 201-4841

         if to the Purchasers, to:

                           Barington Capital Group, L.P.
                           888 Seventh Avenue, 17th Floor
                           New York, New York 10019
                           Attn: General Counsel
                           Telephone: (212) 974-5700

            (b) Each party agrees to make a good faith effort to ensure that such party will accept or receive notices that are given in accordance with this
Section 7.3, and that any person to be given notice actually receives such notice. A party may change or supplement the addresses given above, or designate additional addresses for purposes of this Section 7.3, by giving the other party written notice of the new address in the manner set forth above.

      6.4 Severability. If any provision of this Agreement or the application thereof to any person, entity or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons, entities or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      6.5 Exercise of Rights; Specific Performance. No failure on the part of a party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      6.6 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, directly or indirectly, by any party hereto without the prior written consent of the other parties.

      6.7 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


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                                                             Page 26 of 29 Pages

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      BARINGTON CAPITAL GROUP, L.P.
                                      By:  LNA Capital Corp., its general
                                           partner

                                      By: /s/ James A. Mitarotonda
                                          --------------------------------------
                                          Name:  James A. Mitarotonda
                                          Title: President and CEO

                                      BARINGTON COMPANIES OFFSHORE FUND, LTD.

                                      By: /s/ James A. Mitarotonda
                                          --------------------------------------
                                          Name:  James A. Mitarotonda
                                          Title: President

                                      STARBOARD VALUE & OPPORTUNITY FUND, LLC
                                      By:  Admiral Advisors, LLC, its
                                           managing member

                                      By: /s/ Jeffrey M. Solomon
                                          --------------------------------------
                                          Name:  Jeffrey M. Solomon
                                          Title: Authorized Signatory

                                      RAMIUS HALIFAX PARTNERS, L.P.

                                      By: /s/ Jeffrey M. Solomon
                                          --------------------------------------
                                          Name:  Jeffrey M. Solomon
                                          Title: Authorized Signatory

                                      RAMIUS CAPITAL GROUP, L.L.C.

                                      By: /s/ Jeffrey M. Solomon
                                          --------------------------------------
                                          Name:  Jeffrey M. Solomon
                                          Title: Authorized Signatory

                                      RAMIUS SECURITIES, L.L.C.

                                      By: /s/ Jeffrey M. Solomon
                                          --------------------------------------
                                          Name:  Jeffrey M. Solomon
                                          Title: Authorized Signatory


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                                                             Page 27 of 29 Pages

                                                                      SCHEDULE A

                                 Share Ownership

Name of Entity                                          Number of Shares Owned
--------------                                          ----------------------
Ramius Halifax Partners, L.P.                                    313,695

Ramius Capital Group, L.L.C.                                     313,695

Ramius Securities, L.L.C.                                        150,742

Starboard Value & Opportunity Fund, LLC                          728,898
                                                               ---------

                                                      TOTAL:   1,507,030


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                                                             Page 28 of 29 Pages

                                                                      SCHEDULE B

                           Share Transfers at Closing

Name of Selling Entity           Name of Purchasing Entity      Number of Shares
----------------------           -------------------------      ----------------
Ramius Halifax Partners          Barington Capital Group           313,695

Ramius Capital Group             Barington Capital Group           313,695

Ramius Securities                Barington Capital Group            86,305

                                 Barington Companies
                                 Offshore Fund                      64,437

Starboard Value & Opportunity    Barington Companies
Fund                             Offshore Fund                     728,898
                                                                 ---------

                                                        TOTAL:   1,507,030